Exhibit 99.1

Devon Energy Corporation 333 West Sheridan Avenue Oklahoma City, OK 73102-5015

News Release

Investor Contacts	Scott Coody Shea Snyder	405 552 4735 405 552 4782

Media Contact	Chip Minty	405 228 8647

Devon Energy Reports Second-Quarter 2013 Results

•	Achieved record production exceeding company guidance

•	Delivered 36 percent growth in U.S. oil production driven by Permian Basin

•	Announced positive well results in new Woodford Shale oil play

•	Increased cash flow 31 percent

•	Repatriated $2 billion of foreign cash

OKLAHOMA CITY – August 7, 2013 – Devon Energy Corporation (NYSE:DVN) today reported net earnings of $683 million or $1.69 per common share ($1.68 per diluted share) for the quarter ended June 30, 2013. This compares with the second-quarter 2012 net earnings of $477 million or $1.18 per common share ($1.18 per diluted share).

Adjusting for items securities analysts typically exclude from their published estimates, the company earned $491 million or $1.21 per diluted share in the second quarter. This adjusted earnings result represents a 119 percent increase compared to the second quarter of 2012.

Record Production Driven By Strong Oil Growth

Total production increased to an average of 698,000 oil-equivalent barrels (Boe) per day in the second quarter of 2013, exceeding the top-end of the company’s guidance range by 8,000 barrels per day. This is the highest average daily rate in Devon’s history from its North American property base. Second-quarter production benefited from better than expected results from several core development areas, including the Permian Basin and Barnett Shale.

Devon’s strong growth in oil production continued in the second quarter. In aggregate, oil production averaged 169,000 barrels per day, a 14 percent increase compared to the second quarter of 2012 and a 4 percent increase compared to the first quarter of 2013. Driven by the Permian Basin, the most significant growth came from the company’s U.S. operations, where oil production increased 36 percent year over year.

“The second quarter was an outstanding one for Devon as we continued to successfully grow high-margin oil production,” said John Richels, president and chief executive officer. “We remain on track to deliver total companywide oil production growth in the high teens for 2013, led by light-oil growth of nearly 40 percent in the U.S.”

“In addition to delivering an excellent quarter, we achieved some exciting results in a new light-oil resource play,” said Dave Hager, chief operating officer. “We have now identified 400,000 net acres in the Mississippian Trend with Woodford Shale oil potential.”

Key Operating Highlights

Mississippian-Woodford Trend - Devon commenced production on 36 operated wells in this emerging light-oil play during the second quarter. This activity was highlighted by 10 wells in the Woodford Shale where initial 24-hour production rates averaged 840 Boe per day. Overall, production from Devon’s Mississippian Trend exited June at nearly 7,000 Boe per day, representing more than a 100 percent increase from the first-quarter exit rate. The company now has 650,000 net acres in the greater Mississippian-Woodford Trend, prospective for both carbonate and shale opportunities.

Permian Basin - Production averaged a record 76,000 Boe per day in the second quarter. Oil production increased 32 percent compared to the second quarter of 2012 and now accounts for 60 percent of Devon’s total Permian production. The most significant contributor to this oil growth was the Bone Spring play in the Delaware Basin. Devon added 29 new Bone Spring wells to production in the second quarter with initial 30-day rates averaging 675 Boe per day. Also driving oil growth in the Permian was strong performance from the company’s Wolfcamp Shale position in the Midland Basin. Devon brought 19 Wolfcamp Shale wells online during the second quarter with initial 30-day production rates as high as 1,000 Boe per day.

Rockies – Devon’s oil exploration program in the Powder River Basin delivered notable results in the second quarter. Targeting the Parkman and Turner formations, the company commenced production on seven operated wells. Initial 30-day production from these wells averaged 675 Boe per day, of which more than 90 percent was light oil. Devon has identified 600 risked locations across the Powder River Basin and expects its drilling inventory to increase as the company de-risks this oil opportunity.

Canadian Oil Sands - Net production from Devon’s Jackfish 1 and Jackfish 2 oil sands projects averaged 53,000 barrels of oil per day in the second quarter of 2013, a 4 percent increase over the year-ago period. Construction of the company’s third Jackfish oil sands project is now approximately 70 percent complete. Jackfish 3 is expected to produce 35,000 barrels per day before royalties for more than 20 years with plant startup expected in the third quarter of 2014.

Granite Wash - Net production increased 33 percent compared to the previous quarter. This strong growth was driven by nine operated wells brought online in the second quarter, including two Hogshooter wells. The 30-day production from each of these nine wells averaged 1,600 Boe per day, including 900 barrels of oil and liquids per day.

Cana-Woodford Shale - Second-quarter production averaged 322 million cubic feet of natural gas equivalent per day. Oil and liquids production comprised nearly 40 percent of total Cana-Woodford production in the second quarter, representing a 48 percent increase compared to the prior-year quarter.

Barnett Shale – Continuing efforts to optimize production resulted in net production averaging 1.4 billion cubic feet of natural gas equivalent per day during the second quarter. Liquids production increased to 56,000 barrels per day, a 34 percent increase compared to the second quarter of 2012.

Midstream MLP Update

In June, Devon announced that its board of directors approved a plan to form a publicly traded midstream master limited partnership (MLP). The MLP is expected to initially own a minority interest in Devon’s U.S. midstream business. The company expects the MLP to file a registration statement with the Securities and Exchange Commission (SEC) by the end of the third quarter. Subject to market conditions, an offering of partnership units in the MLP would follow registration with the SEC.

In addition to the MLP announcement, the company divested non-core assets. Year to date, Devon has signed agreements to sell exploration and production and midstream assets totaling nearly $300 million. Estimated cash flow in 2013 from these divestiture assets is less than $15 million, and current production is essentially all dry gas, averaging around 20 million cubic feet of natural gas equivalent per day. The company expects to close these highly accretive transactions during the second half of 2013.

Upstream Revenue Increases 37 Percent; Costs Remain Essentially Flat

Revenue from oil, natural gas and natural gas liquids sales totaled $2.2 billion in the second quarter, a 37 percent increase from the second quarter of 2012. The significant increase in revenue was attributable to improved natural gas and oil price realizations combined with higher oil production. In the second quarter, oil sales increased to more than 50 percent of Devon’s total upstream revenues.

Devon’s marketing and midstream operating profit reached $121 million in the second quarter of 2013. This result exceeded the company’s guidance and represents a 79 percent increase compared to the second quarter of 2012. The year-over-year increase in operating profit was attributable to improved natural gas prices and higher utilization at the company’s fractionator facility in Mont Belvieu.

The company’s pre-tax expenses totaled $1.7 billion in the second quarter of 2013. On a unit of production basis, pre-tax expenses were 1 percent higher than the second quarter of 2012 but were 2 percent lower than the first quarter of 2013. Devon achieved these strong results through its focused cost management efforts offsetting the impact of increasing oil production. In general, oil projects are higher margin, but have higher operating costs than gas projects.

Cash Flow Increases 31 Percent; Devon Repatriates Foreign Cash

Devon generated $1.4 billion of cash flow before balance sheet changes in the second quarter of 2013, a 31 percent increase over the year-ago period. During the quarter, the company comfortably funded its total capital program and reduced its debt balances by $2.0 billion.

As of June 30, 2013, the company had repatriated $2.0 billion of foreign cash to the U.S. at an estimated tax rate of 5 percent. In addition, Devon transferred $500 million to Canada on a tax-free basis. The company exited the second quarter with cash and short-term investments totaling $4.2 billion and a net debt to adjusted capitalization of 23 percent.

Non-GAAP Reconciliations

Pursuant to regulatory disclosure requirements, Devon is required to reconcile non-GAAP financial measures to the related GAAP information (GAAP refers to generally accepted accounting principles). Adjusted earnings, cash flow before balance sheet changes, net debt, and adjusted capitalization are non-GAAP financial measures referenced within this release. Reconciliations of these non-GAAP measures are provided beginning on page 11.

Conference Call to be Webcast Today

Devon will discuss its second-quarter 2013 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time) and may be accessed from Devon’s home page at www.devonenergy.com.

This press release includes "forward-looking statements" as defined by the Securities and Exchange Commission (SEC). Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; the extent to which we are successful in acquiring and discovering additional reserves; unforeseen changes in the rate of production from our oil and gas properties; uncertainties in future exploration and drilling results; uncertainties inherent in estimating the cost of drilling and completing wells; drilling risks; competition for leases, materials, people and capital; midstream capacity constraints and potential interruptions in production; risk related to our hedging activities; environmental risks; political or regulatory changes; and our limited control over third parties who operate our oil and gas properties. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by Devon on its website or otherwise. Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms, and price and cost sensitivities for such reserves, and prohibits disclosure of resources that do not constitute such reserves. This release may contain certain terms, such as resource potential and exploration target size. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K, available from us at Devon Energy Corporation, Attn. Investor Relations, 333 West Sheridan Avenue, Oklahoma City, OK 73102-5015. You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is a leading U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION (net of royalties)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
Total Period Production:	2013	2012	2013	2012
Natural Gas (Bcf)
United States	179.2	186.6	356.4	375.1
Canada	42.8	47.2	83.8	97.9

Total Natural Gas	222.0	233.8	440.2	473.0

Oil / Bitumen (MMBbls)
United States	6.9	5.1	13.0	10.1
Canada	8.5	8.4	17.0	16.3

Total Oil / Bitumen	15.4	13.5	30.0	26.4

Natural Gas Liquids (MMBbls)
United States	10.2	8.2	20.1	17.5
Canada	0.9	1.1	1.8	2.1

Total Natural Gas Liquids	11.1	9.3	21.9	19.6

Oil Equivalent (MMBoe)
United States	47.0	44.4	92.6	90.1
Canada	16.5	17.4	32.7	34.8

Total Oil Equivalent	63.5	61.8	125.3	124.9

	Quarter Ended		Six Months Ended
	June 30,		June 30,
Average Daily Production:	2013	2012	2013	2012
Natural Gas (MMcf)
United States	1,969.6	2,050.2	1,969.3	2,061.0
Canada	470.5	519.1	462.8	537.8

Total Natural Gas	2,440.1	2,569.3	2,432.1	2,598.8

Oil / Bitumen (MBbls)
United States	76.2	56.1	71.9	55.4
Canada	92.9	92.5	93.8	89.9

Total Oil / Bitumen	169.1	148.6	165.7	145.3

Natural Gas Liquids (MBbls)
United States	112.2	90.0	111.3	96.1
Canada	9.6	12.0	9.9	11.7

Total Natural Gas Liquids	121.8	102.0	121.2	107.8

Oil Equivalent (MBoe)
United States	516.7	487.9	511.4	495.0
Canada	180.9	191.0	180.9	191.2

Total Oil Equivalent	697.6	678.9	692.3	686.2

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

BENCHMARK PRICES

(average prices)

	Quarter Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Natural Gas ($/Mcf) – Henry Hub	$4.10	$2.21	$3.72	$2.47
Oil ($/Bbl) – West Texas Intermediate (Cushing)	$94.14	$93.48	$94.29	$98.18

REALIZED PRICES

	Quarter Ended June 30, 2013
	Oil / Bitumen	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)
United States	$91.56	$3.49	$24.80	$32.19
Canada	$61.84	$3.44	$43.68	$43.02

Realized price without hedges	$75.23	$3.48	$26.29	$35.00
Cash settlements	$1.94	$(0.07)	$0.10	$0.23

Realized price, including cash settlements	$77.17	$3.41	$26.39	$35.23

	Quarter Ended June 30, 2012
	Oil / Bitumen	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)
United States	$88.74	$1.72	$29.50	$22.86
Canada	$54.88	$1.91	$45.87	$34.66

Realized price without hedges	$67.67	$1.76	$31.42	$26.18
Cash settlements	$4.17	$0.90	$—	$4.33

Realized price, including cash settlements	$71.84	$2.66	$31.42	$30.51

	Six Months Ended June 30, 2013
	Oil / Bitumen	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)
United States	$89.64	$3.15	$25.53	$30.29
Canada	$51.21	$3.24	$45.54	$37.34

Realized price without hedges	$67.88	$3.17	$27.16	$32.13
Cash settlements	$2.06	$0.08	$0.11	$0.80

Realized price, including cash settlements	$69.94	$3.25	$27.27	$32.93

	Six Months Ended June 30, 2012
	Oil / Bitumen	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)
United States	$93.98	$2.00	$31.56	$24.98
Canada	$58.47	$2.24	$49.92	$36.83

Realized price without hedges	$72.02	$2.05	$33.55	$28.28
Cash settlements	$1.92	$0.79	$0.01	$3.40

Realized price, including cash settlements	$73.94	$2.84	$33.56	$31.68

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues:
Oil, gas and NGL sales	$2,222	$1,617	$4,026	$3,532
Oil, gas and NGL derivatives	366	665	46	810
Marketing and midstream revenues	503	277	991	714

Total revenues	3,091	2,559	5,063	5,056

Expenses and other, net:
Lease operating expenses	559	513	1,084	1,027
Marketing and midstream operating costs and expenses	382	209	745	534
Depreciation, depletion and amortization	674	684	1,378	1,364
General and administrative expenses	167	176	317	344
Taxes other than income taxes	125	100	238	202
Interest expense	108	99	218	186
Restructuring costs	8	—	46	—
Asset impairments	40	—	1,953	—
Other, net	31	44	49	54

Total expenses and other, net	2,094	1,825	6,028	3,711

Earnings (loss) from continuing operations before income taxes	997	734	(965)	1,345
Current income tax expense	132	31	132	49
Deferred income tax expense (benefit)	182	226	(441)	405

Earnings (loss) from continuing operations	683	477	(656)	891
Loss from discontinued operations, net of tax	—	—	—	(21)

Net earnings (loss)	$683	$477	$(656)	$870

Basic net earnings (loss) per share:
Basic earnings (loss) from continuing operations per share	$1.69	$1.18	$(1.63)	$2.20
Basic loss from discontinued operations per share	—	—	—	(0.05)

Basic net earnings (loss) per share	$1.69	$1.18	$(1.63)	$2.15

Diluted net earnings (loss) per share:
Diluted earnings (loss) from continuing operations per share	$1.68	$1.18	$(1.63)	$2.20
Diluted loss from discontinued operations per share	—	—	—	(0.05)

Diluted net earnings (loss) per share	$1.68	$1.18	$(1.63)	$2.15

Weighted average common shares outstanding:
Basic	406	404	406	404
Diluted	407	405	406	405

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net earnings (loss)	$683	$477	$(656)	$870
Loss from discontinued operations, net of tax	—	—	—	21
Adjustments to reconcile earnings (loss) from continuing operations to net cash from operating activities:
Depreciation, depletion and amortization	674	684	1,378	1,364
Asset impairments	40	—	1,953	—
Deferred income tax expense (benefit)	182	226	(441)	405
Unrealized change in fair value of financial instruments	(373)	(384)	46	(362)
Other noncash charges	93	60	176	114

Net cash from operating activities before balance sheet changes	1,299	1,063	2,456	2,412
Net decrease (increase) in working capital	30	335	(128)	14
Decrease in long-term other assets	28	23	22	3
Increase (decrease) in long-term other liabilities	39	5	48	(3)

Cash from operating activities - continuing operations	1,396	1,426	2,398	2,426
Cash from operating activities - discontinued operations	—	—	—	26

Net cash from operating activities	1,396	1,426	2,398	2,452

Cash flows from investing activities:
Capital expenditures	(1,643)	(2,179)	(3,569)	(4,267)
Proceeds from property and equipment divestitures	5	864	34	864
Purchases of short-term investments	(205)	(644)	(1,076)	(1,471)
Redemptions of short-term investments	562	982	2,550	2,030
Other	84	15	82	14

Cash from investing activities - continuing operations	(1,197)	(962)	(1,979)	(2,830)
Cash from investing activities - discontinued operations	—	—	—	58

Net cash from investing activities	(1,197)	(962)	(1,979)	(2,772)

Cash flows from financing activities:
Proceeds from borrowings of long-term debt, net of issuance costs	—	2,465	—	2,465
Net short-term debt repayments	(2,003)	(1,855)	(1,495)	(1,498)
Credit facility borrowings	—	—	—	750
Credit facility repayments	—	(750)	—	(750)
Proceeds from stock option exercises	1	2	1	22
Dividends paid on common stock	(89)	(82)	(170)	(162)
Excess tax benefits related to share-based compensation	2	—	5	1

Net cash from financing activities	(2,089)	(220)	(1,659)	828

Effect of exchange rate changes on cash	(22)	29	(34)	38

Net change in cash and cash equivalents	(1,912)	273	(1,274)	546
Cash and cash equivalents at beginning of period	5,275	5,828	4,637	5,555

Cash and cash equivalents at end of period	$3,363	$6,101	$3,363	$6,101

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED BALANCE SHEETS

(in millions)

	June 30, 2013	December 31, 2012
Current assets:
Cash and cash equivalents	$3,363	$4,637
Short-term investments	869	2,343
Accounts receivable	1,538	1,245
Other current assets	587	746

Total current assets	6,357	8,971

Property and equipment, at cost:
Oil and gas, based on full cost accounting:
Subject to amortization	71,057	69,410
Not subject to amortization	3,382	3,308

Total oil and gas	74,439	72,718
Other	5,839	5,630

Total property and equipment, at cost	80,278	78,348
Less accumulated depreciation, depletion and amortization	(53,353)	(51,032)

Property and equipment, net	26,925	27,316

Goodwill	5,917	6,079
Other long-term assets	821	960

Total assets	$40,020	$43,326

Current liabilities:
Accounts payable	$1,197	$1,451
Revenues and royalties payable	830	750
Short-term debt	2,194	3,189
Other current liabilities	644	613

Total current liabilities	4,865	6,003

Long-term debt	7,956	8,455
Asset retirement obligations	2,121	1,996
Other long-term liabilities	816	901
Deferred income taxes	4,196	4,693
Stockholders’ equity:
Common stock	41	41
Additional paid-in capital	3,747	3,688
Retained earnings	14,952	15,778
Accumulated other comprehensive earnings	1,326	1,771

Total stockholders’ equity	20,066	21,278

Total liabilities and stockholders’ equity	$40,020	$43,326

Common shares outstanding	406	406

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

COMPANY OPERATED RIGS

	As of June 30,
	2013	2012
Number of Company Operated Rigs Running:
United States	68	63
Canada	3	5

Total	71	68

KEY OPERATING STATISTICS BY REGION

	Quarter Ended June 30, 2013
	Avg. Production (MBOED)	Operated Rigs at June 30, 2013	Gross Wells Drilled
Barnett Shale	229.4	5	44
Canadian Oilsands	53.2	1	2
Cana-Woodford Shale	53.7	10	17
Granite Wash	21.6	4	11
Gulf Coast / East Texas	54.8	—	4
Lloydminster	29.9	2	15
Mississippian	5.3	15	44
Permian Basin	76.3	30	94
Rocky Mountains	55.4	4	14
Other	118.0	—	5

Total	697.6	71	250

CAPITAL EXPENDITURES

(in millions)

	Quarter Ended June 30, 2013
	United States	Canada	Total
Exploration	$137	$(3)	$134
Development	873	238	1,111

Exploration and development capital	$1,010	$235	$1,245
Capitalized G&A			85
Capitalized interest			10
Midstream capital			132
Other capital			24

Total Operations			$1,496

	Six Months Ended June 30, 2013
	United States	Canada	Total
Exploration	$277	$78	$355
Development	1,801	593	2,394

Exploration and development capital	$2,078	$671	$2,749
Capitalized G&A			183
Capitalized interest			19
Midstream capital			347
Other capital			36

Total Operations			$3,334

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

NON-GAAP FINANCIAL MEASURES

The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles). The company must reconcile the Non-GAAP financial measure to related GAAP information. Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. The following tables summarize the effects of these items on second-quarter 2013 earnings.

RECONCILIATION TO GAAP INFORMATION

(in millions)

	Quarter Ended June 30, 2013
	Before-Tax	After-Tax
Net earnings (GAAP)		$683
Oil, gas and NGL derivatives	(352)	(232)
Asset impairments	40	31
Restructuring costs	8	5
Interest rate and other financial instruments	7	4

Adjusted earnings (Non-GAAP)		$491

Diluted share count		407
Adjusted diluted earnings per share (Non-GAAP)		$1.21

Cash flow before balance sheet changes is a Non-GAAP financial measure. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Cash flow before balance sheet changes is also used by certain securities analysts as a measure of Devon’s financial results.

RECONCILIATION TO GAAP INFORMATION

(in millions)

	Quarter Ended June 30,
	2013	2012
Net cash provided by operating activities (GAAP)	$1,396	$1,426
Changes in assets and liabilities	(97)	(363)
Repatriation of foreign cash	98	—

Cash flow before balance sheet changes (Non-GAAP)	$1,397	$1,063

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

NON-GAAP FINANCIAL MEASURES

Devon believes that using net debt for the calculation of “net debt to adjusted capitalization” provides a better measure than using debt. Devon defines net debt as debt less cash, cash equivalents and short-term investments. Devon believes that netting these sources of cash against debt provides a clearer picture of the future demands on cash to repay debt.

RECONCILIATION TO GAAP INFORMATION

(in millions)

	June 30,
	2013	2012
Total debt (GAAP)	$10,150	$10,603
Adjustments:
Cash and short-term investments	4,232	7,045

Net debt (Non-GAAP)	$5,918	$3,558

Total debt	$10,150	$10,603
Stockholders’ equity	20,066	22,225

Total capitalization (GAAP)	$30,216	$32,828

Net debt	$5,918	$3,558
Stockholders’ equity	20,066	22,225

Adjusted capitalization (Non-GAAP)	$25,984	$25,783